     As filed with the Securities and Exchange Commission on August 4, 1999
                                                    Registration No.     -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             Texas Scientific, Inc.
             (Exact name of registrant as specified in its charter)

                               ----------------

             Nevada                             4959                         76-0609433
 (State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)      Classification Code Number)         Identification No.)

                        543 Granville Street, Suite 303
                  Vancouver, British Columbia V6C 1X8, CANADA
                                 (604) 683-2888
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Agent for Service:                               With a Copy to:
          D. Bruce Horton, President                          James L. Vandeberg
            Texas Scientific, Inc.                       Vandeberg Johnson & Gandara
       543 Granville Street, Suite 303                600 University Street, Suite 2424
 Vancouver, British Columbia V6C 1X8, CANADA              Seattle, Washington 98101
                (604) 683-2888                                  (206) 386-8080

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                               ----------------

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       Proposed
         Title of each                                Proposed         maximum      Amount of
      class of securities         Amount to be    maximum offering    aggregate    registration
       to be registered            registered      price per unit   offering price     fee
-----------------------------------------------------------------------------------------------
Common stock..................  2,500,000 shares $0.05 per share/1/  $125,000.00      $34.75

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1 No exchange or over-the-counter market exists for Texas Scientific's common stock. The most recent sale of Texas Scientific's common stock from one investor to another occurred on July 13, 1999 at a price of $0.047 per share. Texas Scientific believes this transaction supports a bona fide estimate of $0.05 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAW TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.

                     SUBJECT TO COMPLETION--August 4, 1999.

                                   Prospectus

                                       , 1999

                             TEXAS SCIENTIFIC, INC.

                        543 Granville Street, Suite 303
                  Vancouver, British Columbia V6C 1X8, CANADA
                                 (604) 683-2888

                        2,500,000 Shares of Common Stock
                       to be sold by current shareholders

   This is the initial public offering of common stock of Texas Scientific, Inc., and no public market currently exists for shares of Texas Scientific's common stock. None of the proceeds from the sale of stock in this offering will be available to Texas Scientific. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public immediately upon the effectiveness of the registration statement, or they may elect to sell some or all of their shares at a later date. As a result, it is impracticable to state either the number of shares that will be available to the public or their price. The most recent sale of Texas Scientific's common stock from one investor to another occurred on July 13, 1999 at a price of $0.047 per share.

   This is not an underwritten offering, and Texas Scientific's stock is not listed on any national securities exchange or the Nasdaq Stock Market. Texas Scientific intends to apply to have its shares traded on the OTC bulletin board under the symbol:

                                     "TXSI"

                THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 1.

   Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

   You should rely only on the information contained in this document. Texas Scientific has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               TABLE OF CONTENTS

Risk Factors..............................................................    1
Use of Proceeds...........................................................    7
Determination of Offering Price...........................................    7
Dilution..................................................................    7
Selling Shareholders......................................................    7
Plan of Distribution......................................................    8
Description of Capital Stock..............................................    8
Interests of Named Experts and Counsel....................................    8
Description of Business...................................................    9
Description of Property...................................................   12
Legal Proceedings.........................................................   12
Market Price of and Dividends on Capital Stock and Related Stockholder
 Matters..................................................................   12
Selected Financial Data...................................................   13
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   14
Changes in and Disagreements with Accountants on Accounting and Financial
 Disclosure...............................................................
Directors and Executive Officers..........................................   15
Executive Compensation....................................................   16
Security Ownership of Certain Beneficial Owners and Management............   16
Certain Relationships and Related Transactions............................   17
Disclosure of Commission Position on Indemnification for Securities Act
 Liabilities..............................................................   17
Index to Financial Statements.............................................  F-1

                                  RISK FACTORS

   You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Texas Scientific, Inc. ("Texas Scientific"). Investing in Texas Scientific's common stock involves a high degree of risk. Any of the following risks could adversely affect Texas Scientific's business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones Texas Scientific may face. Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair Texas Scientific's business operations.

You Should Not Rely on Forward-Looking Statements Because They Are Inherently Uncertain

   You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential uses of Biocatalyst and markets for it. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Texas Scientific's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Texas Scientific described in "Risk Factors" and elsewhere in this prospectus.

Risks Related to Texas Scientific's Business

   Texas Scientific's success is dependent on a number of factors that should be considered by prospective investors. Texas Scientific has only recently acquired its principal asset. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Texas Scientific will provide a return on investment in the future.

 Application of Biocatalyst Technology to Sewage and Waste Water Remediation May Not Be Feasible

   Texas Scientific was formed in April of 1999 for the purpose of exploiting a new technology into a practical and viable business in the field of waste treatment. In a license agreement with David R. Mortenson & Associates ("Mortenson"), Texas Scientific acquired the rights to distribute and produce Biocatalyst, an oxygen-enriched water product, for remediation of sewage and waste water, whether in septic tanks or waste water treatment facilities. Texas Scientific believes that Biocatalyst can be used in the remediation of sewage and waste water. A constant supply of oxygen-enriched water to a treatment system can theoretically supply enough oxygen to sustain aerobic microbe/bacterial growth. By using an aerobic process, as opposed to an anaerobic process, the noxious odor sometimes associated with sewage processing should be substantially reduced. No Biocatalyst generator has been successfully installed and operated at any waste treatment facility, even on a test basis. The initial step that Texas Scientific plans to take, in conjunction with Mortenson and other licensees, is to identify a waste treatment facility interested in participating in a trial. Texas Scientific may not be successful in locating a waste treatment facility willing to test the technology. Texas Scientific may be unable to reach an agreement with other licensees regarding collaboration and sharing of expenses. Even if a trial is conducted, the Biocatalyst sewage and waste water remediation application may not prove to be either technically or economically feasible. Any failure to establish the technical and economic feasibility of the Biocatalyst sewage and waste water remediation application would adversely affect Texas Scientific's financial condition and its prospects.

 Texas Scientific May Lose Its Biocatalyst License If It Fails to Meet Its Minimum Purchase Requirements

   Texas Scientific has the exclusive right to distribute and market Biocatalyst under a private label in Texas for a period of three years, expiring April 5, 2002. To retain this right, Texas Scientific must purchase a minimum amount of product during each of the first two years of its license. At current prices, Texas Scientific would have to purchase approximately 62,500 gallons of Biocatalyst by April 5, 2000, and a further 87,500 gallons by April 5, 2001, to retain its license. Texas Scientific currently has no prospective purchasers lined up, and does not yet know if the Biocatalyst sewage and waste water remediation application will even be feasible. Texas Scientific does not intend to meet its minimum purchase requirement simply by stockpiling an inventory of Biocatalyst. If Texas Scientific does not meet its minimum purchase requirement and does not exercise its right to become a producer of Biocatalyst, Texas Scientific may be deemed to be in default under its License Agreement with Mortenson. Mortenson would then be able to terminate Texas Scientific's license rights to Biocatalyst, which would adversely affect Texas Scientific's financial condition and its prospects.

 Texas Scientific May Lose Its Biocatalyst License If It Does Not Exercise Its Right to Become a Producer

   If Texas Scientific meets certain requirements, it has the right to become a producer of Biocatalyst. To become a producer, Texas Scientific either would have to purchase a minimum of 5,000 gallons of Biocatalyst per month for a minimum period of six consecutive months (which is highly unlikely), or it would have to demonstrate its financial capability, pay Mortenson a one-time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and pay minimum annual royalties of $20,000. Texas Scientific's business plan will likely require it to become a producer, because any waste-treatment client would probably need a Biocatalyst generator installed on its premises. There is no guarantee that sewage and waste water treatment facilities, the primary target market, will conclude that reduced noxious odors are worth the price Texas Scientific would have to charge to make money producing and selling Biocatalyst. Even if Texas Scientific obtains a producer license, it may be unable make the minimum royalty payments. Although the final terms of the right to produce are subject to future negotiation, presumably the failure to pay minimum royalties would be a default that would allow Mortenson to terminate the production license. Any termination of a producer license would adversely affect Texas Scientific's financial condition and its prospects.

 Texas Scientific May Lose Its Biocatalyst License If Mortenson Defaults Under Its Agreement with N.W. Technologies

   Mortenson granted the Biocatalyst license to Texas Scientific based on an agreement Mortenson has with N.W. Technologies, Inc., the owner of the Biocatalyst technology. If a Mortenson default under its agreement with N.W. Technologies results in Mortenson losing its Biocatalyst rights, the rights Mortenson has granted Texas Scientific would become meaningless. Similarly, any dispute between Mortenson and N.W. Technologies (or their successors) could impair Texas Scientific's ability to fully exploit its license rights. Any termination or impairment of Texas Scientific's license rights due to circumstances under the control of Mortenson, N.W. Technologies or others with an interest in the Biocatalyst technology could adversely affect Texas Scientific's financial condition and its prospects.

 Increases in Biocatalyst Prices Could Destroy Texas Scientific's Profitability

   There can be no guarantee that Texas Scientific ever will be profitable. If Texas Scientific does become profitable, however, Mortenson has the right to increase Biocatalyst prices on 10 days notice by revising its published pricing schedule. If Texas Scientific becomes a producer of Biocatalyst, the final terms governing pricing of raw materials will be subject to future negotiation. Assuming Mortenson retains the right to set prices for Biocatalyst and the raw materials necessary to produce Biocatalyst, Mortenson could raise prices to its licensees. Any material price increases could adversely affect Texas Scientific's profitability, financial condition and its prospects.

 Texas Scientific May Undertake Investment Risks Shareholders Might Not Otherwise Accept

   Because Texas Scientific has a limited time to develop a highly speculative and unproven technology, Texas Scientific's management will spend a significant portion of the time it devotes to Texas Scientific evaluating other business opportunities that may be available to Texas Scientific. These opportunities may be related to the Biocatalyst product, or they may be in a completely unrelated field. Texas Scientific has had discussions with a number of third parties regarding business opportunities, but none of these discussions have reached the stage where an agreement in principle is imminent. In any business opportunity reviewed by Texas Scientific thus far, significant business and economic issues would have to be resolved in order to reach an agreement. Any asset acquisition or business combination would likely include the issuance of a significant amount of Texas Scientific's common stock, which would dilute the ownership interest of holders of existing shares of Texas Scientific's common stock. Depending on the nature of the transaction, Texas Scientific's stockholders may not have an opportunity to vote on whether to approve it. As a result, Texas Scientific's management could enter into a transaction that an investor would not want to invest in. In such a case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Texas Scientific.

 Competitors Could Develop Alternative and More Cost-Effective Products to Solve the Sewage and Waste water Remediation Noxious Odor Problem

   It is possible that an unknown competitor may have or develop a product that could achieve results similar to or better than Biocatalyst. Texas Scientific is currently unaware of any other product that holds the same potential as Biocatalyst to mitigate the noxious odors associated with sewage and waste water remediation. It is not unthinkable, however, that a genetic engineering company could develop a microbe that could anaerobically process sewage and waste water while at the same time minimizing noxious odors. In addition, it is also possible that another company could develop a product similar to Biocatalyst that would minimize noxious odor by injecting additional oxygen into the sewage and waste water remediation process. Texas Scientific may have to compete with such companies in the future if it succeeds in establishing the feasibility of the Biocatalyst sewage and waste water remediation application. Any development of a competing product could adversely affect Texas Scientific's profitability, financial condition and its prospects.

 Government Regulation Could Adversely Affect Viability of Biocatalyst
 Application

   Waste treatment processes are subject to regulation by local, state and federal environmental agencies. There can be no assurance that further regulation and/or licensing will not emerge in the future. Although Texas Scientific believes that additional regulation could possibly be favorable if it relates to odor mitigation, such further regulation or licensing could prove to be burdensome, and impose significant additional costs on Texas Scientific's business or subject Texas Scientific to additional liabilities. Any new regulations or licensing could damage Texas Scientific's business, affect the profitability and perhaps the viability of Texas Scientific's business plan, and cause the price of its common stock to decline.

 Heavy Dependence on One Individual Who Will Not Devote His Full Time and Attention to Texas Scientific's Affairs Could Result in Delays or Business Failure

   Texas Scientific currently has two individuals who are serving as the sole officers and directors. Texas Scientific will be heavily dependent upon their skills, talents and abilities to implement its business plan and may, from time to time, find that the inability of one or both of these individuals to devote full time and attention to Texas Scientific's affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Texas Scientific does not have employment agreements with either individual and as a result, there is no assurance that either one or both will continue to manage Texas Scientific's affairs in the future. The loss of the services of either or both of these individuals could have a significant adverse effect on Texas Scientific's business and could cause the price of its stock to decline. The services of either or both of these individuals would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of Texas Scientific's business decisions, they should carefully and critically assess the information concerning Texas Scientific's officers and directors.
See "Directors and Executive Officers".

 Year 2000 Issues Could Result in Sales or Inventory Difficulties

   There is also risk due to Year 2000 issues. These issues arise because many computerized systems use two digits rather than four digits to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting Texas Scientific, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved. It is possible that one of Texas Scientific's suppliers, such as a utility or the producer of Biocatalyst or Biomas, or one of Texas Scientific's clients may become inoperative, and cause Texas Scientific to incur heavy expenses or losses. At present, due to Texas Scientific's developmental stage, it has no critical systems that it must test for Year 2000 compliance. However, Texas Scientific cannot be certain that it will not experience unanticipated negative consequences from Year 2000 problems, or that it will be able to make any such modifications as may become necessary in a timely, cost-effective and successful manner, and the failure to do so could have a material adverse effect on Texas Scientific's business and operating results.

Financial Risks

 Texas Scientific Has No Operating History and Financial Results Are Uncertain

   Texas Scientific has no operating history or revenues from operations. Texas Scientific's only resources have come from the private sale of Texas Scientific's stock. Texas Scientific faces all the risks of a new business. It must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems and difficulties to which such ventures are subject.

   Because it has not yet begun operations, it is difficult to evaluate Texas Scientific's business and its prospects. Its revenue and income potential is unproven and its business model is still emerging. An investor in Texas Scientific's common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. Texas Scientific's ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:

   1) identifying a waste treatment facility to test the Biocatalyst application;

   2) testing the Biocatalyst application;

   3) identifying and marketing to prospective purchasers;

   4) purchasing the amounts of Biocatalyst or Biomas necessary for operation and required by the license agreement, and increases in the cost of product;

   5) licensing and royalty fees;

   6) loss of licensing rights;

   7) evaluation and expense of entering into a new business opportunity.

   8) the expense of delays in introducing or making any necessary improvements to the Biocatalyst application; and

   9) general economic conditions, as well as those specific to the related industries.

   As a result of Texas Scientific's limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Texas Scientific expects to significantly increase its operating expenses to test, market, distribute and produce Biocatalyst. Texas Scientific has not achieved profitability, and expects to incur net losses for the foreseeable future and may never become profitable. Texas Scientific's limited operating history makes it difficult to forecast its future operating results. Texas Scientific expects to continue to incur increasing marketing, sales, product development and general and administrative expenses. As a result it will need to generate significant revenue and/or raise additional funds to achieve profitability. If Texas Scientific does not become profitable, it may be unable to maintain its Biocatalyst License, which would adversely affect its financial condition and prospects. If Texas Scientific does achieve profitability, it cannot be certain that it will sustain or increase it.

   Because of its limited financial resources, Texas Scientific will likely be unable to diversify its activities to provide a hedge should its business plan prove to be impractical.

 Texas Scientific May Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors

   Texas Scientific has very limited funds, and its funds are inadequate to implement its business plan. Texas Scientific will require substantial working capital to fund its business. If Texas Scientific raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution.

   Texas Scientific's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Texas Scientific has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Texas Scientific. If not available, Texas Scientific's operations would be severely limited, and it would be unable to implement its business plan.

 Potential Business Combinations Could Be Difficult To Integrate, Disrupt Business, Dilute Stockholder Value and Adversely Affect Operating Results

   Texas Scientific may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the investor(s). The result would be that the new shareholder(s) would control Texas Scientific and persons unknown could replace Texas Scientific's management. It is uncertain whether any such replacements would continue to implement Texas Scientific's current business plan. In addition, Texas Scientific's significant shareholders could sell their control block to an outside party, resulting in the same type of situation. In either case, the ownership interests of holders of existing shares of Texas Scientific stock will be diluted. Irrespective of whether Texas Scientific's cash assets prove to be inadequate to meet its operational needs, Texas Scientific might seek to compensate providers of services by issuances of stock in lieu of cash, which again would dilute ownership interests of shareholders.

   Texas Scientific may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to Texas Scientific's current business plan. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. If Texas Scientific acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Texas Scientific. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. If the acquisition is financed by issuing equity securities, interests of existing stockholders could be diluted. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could adversely affect Texas Scientific's operating results.

   Texas Scientific cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which Texas Scientific may eventually acquire.

   Texas Scientific's shareholders may not have an opportunity to vote on whether to enter into a business combination or acquisition. In the event of a business combination, acquisition, or change in shareholder control, Texas Scientific may enter in to a new line of business which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Texas Scientific.

Risks Related to the Securities Market

 Texas Scientific Common Stock Has No Prior Market, And Prices May Decline After The Offering

   There is no public market for Texas Scientific's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of Texas Scientific's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Texas Scientific's common stock may not develop or be sustained. If Texas Scientific's selling stockholders sell substantial amounts of common stock in the public market, the market price of Texas Scientific's common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Texas Scientific's securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Texas Scientific's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Texas Scientific stock.

 Investors May Face Significant Restrictions on the Resale of Texas Scientific Stock Due to State and Federal Laws and Regulations

   Because Texas Scientific's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Texas Scientific's securities. Accordingly, investors should consider the secondary market for Texas Scientific's securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

   In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Texas Scientific's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Texas Scientific and its securities. The rules may further affect the ability of owners of Texas Scientific's shares to sell their securities in any market that may develop for them.

   Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. Texas Scientific's management is aware of the abuses that have occurred historically in the penny stock market. Although Texas Scientific does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to Texas Scientific's securities.

                                USE OF PROCEEDS

   This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Because this prospectus is solely for the purpose of selling shareholders, Texas Scientific will not receive any proceeds from the sale of stock being offered.

                        DETERMINATION OF OFFERING PRICE

   This offering is solely for the purpose of allowing Texas Scientific's shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. As the market develops, the selling shareholders will determine the price for the stock.

                                    DILUTION

   This offering is for sales of stock by existing Texas Scientific shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of Texas Scientific's shares may not bear any rational relationship to net tangible book value per share.

                              SELLING SHAREHOLDERS

   The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering:

                                                                             Number of
                                                 Number of     Number of    Shares After
Name                      Position with Company Shares Owned Shares Offered   Sale/1/
----                      --------------------- ------------ -------------- ------------
D. Bruce Horton.........   President, Director    500,000       500,000           0
Myrna Crawford..........          None            200,000       200,000           0
Catchan Holdings Inc. ..          None            200,000       200,000           0
Arlene Anderson.........          None            200,000       200,000           0
Frank A. Roberts........          None            200,000       200,000           0
Moorgate Management,
 Inc. ..................          None            200,000       200,000           0
Bryan Dear..............          None            200,000       200,000           0
Deutsche Group A.G. ....          None            200,000       200,000           0
Trevi Development
 S.A. ..................          None            200,000       200,000           0
Corrida Trading Ltd. ...          None            200,000       200,000           0
Northeastern Resources
 Group..................          None            200,000       200,000           0

--------
/1/ This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

   This is not an underwritten offering. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. Texas Scientific has not committed to keep the registration statement effective for any set period of time.

   While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if Texas Scientific's stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

   No public market currently exists for shares of Texas Scientific's common stock. Texas Scientific intends to apply to have its shares traded on the OTC bulletin board under the symbol "TXSI".

                          DESCRIPTION OF CAPITAL STOCK

   The following description of Texas Scientific's capital stock does not purport to be complete and is subject to and qualified in its entirety by Texas Scientific's articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

   Texas Scientific's authorized capital consists of 25,000,000 shares of common stock, par value $.001 per share. Immediately prior to this offering, 2,500,000 shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Texas Scientific's common stock.

   Because the holders of shares of Texas Scientific's common stock do not have cumulative voting rights, the holders of more than 50% of Texas Scientific's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Texas Scientific's directors.

   The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Texas Scientific, holders are entitled to receive, ratably, the net assets of Texas Scientific available to shareholders after payment of all creditors.

   All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Texas Scientific's common stock are issued, the relative interests of existing shareholders may be diluted.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

   Neither Elliott Tulk Pryce Anderson nor Vandeberg Johnson & Gandara was employed on a contingent basis in connection with the registration or offering of Texas Scientific's common stock.

                            DESCRIPTION OF BUSINESS

General

   Texas Scientific was incorporated under the laws of the State of Nevada on April 2, 1999, and is in its early developmental and promotional stages. To date, Texas Scientific's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Texas Scientific has not commenced commercial operations. Texas Scientific has no full time employees and owns no real estate.

   On April 5, 1999, Texas Scientific acquired from David R. Mortenson & Associates ("Mortenson") the rights to distribute and produce the oxygen-enriched water product "Biocatalyst" in the State of Texas for the purpose of remediating sewage and waste water, whether in septic tanks or waste water treatment facilities. Mortenson acquired these rights from the inventor of the product, N.W. Technologies, Inc., under a distribution agreement. The Biocatalyst technology's purpose is to improve the effectiveness of existing processes that include an oxygenation process that takes place in a liquid or solid environment. N.W. Technologies's Biocatalyst technology is proprietary and not patented.

Background to Development of Biocatalyst

   The technology behind Biocatalyst was developed by a Houston, Texas based company, N.W. Technologies, for the bioremediation of oil spills. N.W. Technologies discovered that by breaking the oil into colloidal (microscopic) particles using a contact emulsifier, which also acts as a host for oil-eating microbes, it could speed up the process of bioremediating spilled oil. By breaking the oil into colloidal (microscopic) particles, the microbes have access to an increased surface area of spilled oil (better access to the food source). This increased access to the food source allows the microbes to consume spilled oil more quickly.

   The microbes need a ready supply of oxygen in order to consume the spilled oil. Below six to twelve inches of soil depth, depending on soil type, oxygen exchange is virtually non-existent, yet many oil spills reach far below that level. Remediation companies have historically used a process called sparging to oxygenate soils where bioremediation is being used. Sparging utilizes perforated pipes placed in the affected area. Air is then pumped into them and released through the perforations. Sparging is an expensive process to implement and may result in the release of some of the volatile compounds to be remediated, thus causing secondary air pollution.

   To counter the problems with sparging, N.W. Technologies created Biocatalyst. This is a water product with oxygen organically bonded to the water molecule. When the microbe's extra-cellular enzymes come in contact with the water/oxygen molecule structure, they release this oxygen, making it available to the microbes. This process provides a means to deliver oxygen to the microbes at depths below six to twelve inches of soil. N.W. Technologies and their distributors/applicators have found that the use of Biocatalyst substantially speeds up oil spill bioremediation times. N.W. Technologies has ceased using ordinary water in the formulation of its products. Instead it uses Biocatalyst because N.W. Technologies feels that Biocatalyst does everything that the water does, while also providing extra oxygen needed by the oil-eating microbes.

Production of Biocatalyst

   Biocatalyst is produced through an organic process that uses any water source. The organic process takes place in a generator, which may be built using standard off-the-shelf tankage, pumps and plumbing supplies. The generator uses a six-foot by ten-foot print, and the total cost of an industrial grade generator is approximately $5,000 per unit. With proper care and maintenance, generators should last for years. An initial culture, which is part of N.W. Technologies's proprietary process, is introduced into the generator to create oxygen-enriched water. The generator then requires a regular supply of "biomas", a proprietary product of N.W. Technologies, to keep producing Biocatalyst.

   Once a generator is set up and producing, production continues for the life of the generator provided that water is available (minimum of 15 gallons per hour, maximum 30 gallons per hour), that the generator is protected from freezing, and that "biomas" is added 5 days per week. Mortenson has indicated a willingness to furnish end-users a production package consisting of the generator, the initial culture to create the oxygen enriched water, and a regular supply of "biomas" for the generator. The client will supply a source of usable water, electrical power and staff to operate the generator(s). As currently configured, each generator can produce 720 gallons of raw undiluted product per day. Where more than this volume is needed, multiple generators can be supplied.

Application of Biocatalyst to Sewage and Waste Water Remediation

   Texas Scientific believes that Biocatalyst can be used in the remediation of sewage and waste water. A constant supply of oxygen-enriched water to a treatment system can theoretically supply enough oxygen to sustain aerobic microbe/bacterial growth. By using an aerobic process, as opposed to an anaerobic process, the noxious odor sometimes associated with sewage processing should be substantially reduced. As Biocatalyst is pumped into the treatment system, select microbes that target the waste as a food source can be added to assure optimal microbe population. Once a good colony of microbes is established, no additional microbes should be needed unless the colony is somehow killed.

Short-Term Plan of Operation

   The license agreement with Mortenson that provides the rights to distribute and produce Biocatalyst includes a minimum purchase requirement that must be met by April 5, 2000. Because the offering under this prospectus is solely for selling shareholders, Texas Scientific will need to raise funds to develop its license rights. By raising additional funds, the ownership interest of holders of existing shares of Texas Scientific's common stock will be diluted.

   Texas Scientific plans to cooperate with Mortenson and licensees that have Biocatalyst sewage and waste water remediation license rights in other territories to economize on the costs of product research and development. No generator has been successfully installed and operated at any waste treatment facility, even on a test basis. The initial step that Texas Scientific plans to take in conjunction with Mortenson and other licensees is to identify a waste treatment facility interested in participating in a trial. Once the facility is identified, Texas Scientific, Mortenson and the other licensees will develop a budget for installing the test generator and agree on an allocation of its costs. Each participant would then raise its required contribution, and in exchange it would have access to the trial run results to be used in its marketing and for business planning purposes. Texas Scientific anticipates that it would raise its share by one or more private offerings of its common stock. There is no written agreement to ensure this cooperation. Texas Scientific's expectations concerning this cooperation are based on informal communications with the parties and their enlightened economic self-interests.

   If the trial is successful from a technical standpoint, Texas Scientific would have to assess the economic feasibility of proceeding further. Under its license agreement with Mortenson, to become a Biocatalyst producer Texas Scientific would be required to pay Mortenson a one-time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and minimum annual royalties of $20,000. Although Texas Scientific's production rights are subject to negotiation of a definitive agreement, prices for the biomas used to produce Biocatalyst will likely be subject to change following notice from Mortenson. There is no guarantee that sewage and waste water treatment facilities, the primary target market, will conclude that reduced noxious odors are worth the price Texas Scientific would have to charge to make money producing and selling Biocatalyst.

   Texas Scientific recognizes that the Biocatalyst sewage and waste water remediation application may turn out not to be feasible. To address this possibility, Texas Scientific continually evaluates other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations.

Texas Scientific's management will spend a significant portion of the time it devotes to Texas Scientific evaluating other business opportunities that may be available to Texas Scientific. These opportunities may be related to the Biocatalyst product, or they may be in a completely unrelated field. Texas Scientific has had discussions with a number of third parties regarding business opportunities, but none of these discussions have reached the stage where an agreement in principle is imminent. In any business opportunity reviewed by Texas Scientific thus far, significant business and economic issues would have to be resolved in order to reach an agreement. Any asset acquisition or business combination would likely include the issuance of a significant amount of Texas Scientific's common stock, which would dilute the ownership interest of holders of existing shares of Texas Scientific's common stock.

Industry Conditions and Competition

   Texas Scientific does not yet know whether the Biocatalyst sewage and waste water remediation application will be a feasible money-making venture. It does know, however, that if the application turns out to be successful, it will hold an exclusive license in Texas until April 5, 2002, as long as it meets its minimum purchase requirements or becomes a producer. Texas Scientific is currently unaware of any other product that holds the potential to mitigate the noxious odors associated with sewage and waste water remediation. It is not unthinkable, however, that a genetic engineering company could develop a microbe that could anaerobically process sewage and waste water while at the same time minimizing noxious odors. In addition, it is also possible that another company could develop a product similar to Biocatalyst that would minimize noxious odor by injecting additional oxygen into the sewage and waste water remediation process. Texas Scientific may have to compete with such companies in the future if it succeeds in establishing the feasibility of the Biocatalyst sewage and waste water remediation application.

Employees

   Texas Scientific is a development stage company and currently has no employees. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Once Texas Scientific establishes the feasibility of the Biocatalyst sewage and waste water remediation application, its priority will shift to developing and implementing a plan for marketing. The marketing plan would focus on two major goals: identifying the most likely prospects for installing generators and retaining one or more qualified individuals to market the Biocatalyst sewage and waste water remediation application to those prospects. Texas Scientific would hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Texas Scientific, which would dilute the ownership interest of holders of existing shares of Texas Scientific's common stock.

Available Information

   Texas Scientific has filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Texas Scientific and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Texas Scientific files may be read and copied at the Commission's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Texas Scientific's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

   Upon completion of this offering, Texas Scientific will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

                            DESCRIPTION OF PROPERTY

   Texas Scientific currently maintains limited office space, occupied by Mr. Horton, for which it pays no rent. Its address is 543 Granville Street, Suite 303, Vancouver, British Columbia V6C 1X8, CANADA, and its phone number is (604) 683-2888. Texas Scientific does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                               LEGAL PROCEEDINGS

   Texas Scientific is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Texas Scientific or its property contemplated by any governmental authority.

                    MARKET PRICE OF AND DIVIDENDS ON CAPITAL
                      STOCK AND OTHER SHAREHOLDER MATTERS

   No established public trading market exists for Texas Scientific's securities. Texas Scientific has no common equity subject to outstanding purchase options or warrants. Texas Scientific has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Texas Scientific has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Texas Scientific.

   As of June 30, 1999, there were 2,500,000 shares of common stock outstanding, held by 11 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, all of Texas Scientific's outstanding shares will be eligible for sale.

   To date Texas Scientific has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Texas Scientific's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                            SELECTED FINANCIAL DATA

   The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from April 2, 1999, (inception) to May 31, 1999, and the balance sheet data at May 31, 1999, are derived from Texas Scientific's audited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.

                                                                    Inception to
                                                                    May 31, 1999
                                                                    ------------
Statement of Operations Data:
  Net sales........................................................    $  --
                                                                       ======
  Loss from continuing operations..................................    $  --
                                                                       ======
  Loss per share from continuing operations........................    $  --
                                                                       ======

                                                                       As of
                                                                    May 31, 1999
                                                                    ------------
Balance Sheet Data:
  Total assets.....................................................    $2,689
                                                                       ======

   Texas Scientific is in its early developmental and promotional stages. To date, Texas Scientific's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Texas Scientific has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Texas Scientific expects when it begins operations. See "Risk Factors," "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential uses of Biocatalyst and markets for it. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Texas Scientific's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Texas Scientific described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Texas Scientific's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

   During the period from April 2, 1999, (inception) through May 31, 1999, Texas Scientific has engaged in no significant operations other than organizational activities, acquisition of the rights to market Biocatalyst and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Texas Scientific during this period.

   For the current fiscal year, Texas Scientific anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Texas Scientific anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Liquidity and Capital Resources

   Texas Scientific remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Texas Scientific's balance sheet as of May 31, 1999, reflects total assets of $2,689, in the form of a license and capitalized organizational costs.

   Texas Scientific expects to carry out its plan of business as discussed above. In addition, Texas Scientific may engage in a combination with another business. Texas Scientific cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Texas Scientific may eventually combine. Texas Scientific has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

   Texas Scientific will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Texas Scientific or at all. Texas Scientific has no commitments for capital expenditures.

                       CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

   Elliott Tulk Pryce Anderson has served as Texas Scientific's independent auditor since inception, and Texas Scientific has not had any dispute with Elliott Tulk Pryce Anderson over accounting or financial disclosure.

                        DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth the name, age and position of each director and executive officer of Texas Scientific:

   Name            Age Position
   ----            --- --------
   D. Bruce Horton  54 President, Director
   Gerald M. Astor  57 Secretary, Treasurer, Director

   Mr. Horton became Texas Scientific's president and a member of the board of directors in June, 1999. Mr. Horton is a Certified General Accountant with over twenty-eight years' experience in corporate financial reporting, financing and tax planning in both the private and public sectors. His areas of specialty include corporate management, reorganizations, mergers and acquisitions, international tax structuring, public company structuring, and private and public company financing. Since 1986, Mr. Horton has been the president and sole owner of Continental Consulting, Inc., a management consulting and investment company which has been engaged by several public and private companies. From April, 1997 to July, 1999, Mr. Horton served as co-founder of Fortune Entertainment Corporation, a company having the exclusive ownership and title to a unique and patented tournament video poker technology. From 1986 to 1997, Mr. Horton served as chief financial officer and director of Clearly Canadian Beverage Company, a company which he also co-founded. Prior to 1986, Mr. Horton was a partner in a public accounting firm for 10 years.

   Mr. Astor became Texas Scientific's secretary-treasurer and a member of the board of directors in June, 1999. Mr. Astor has more than twenty years' of experience in sales, marketing and corporate finance. He has successfully raised money for a number of small companies over the years, and has guided seven private companies public. Since, 1988, Mr. Astor has served as the president of G.M. Astor & Associates, a cosmetics sales and marketing firm. Prior to 1988, he served as the vice president and general manager of Hattori Seiko Group and Mattel Electronics. Before that, he served as the director of marketing for Akai America, and the manager of sales and marketing for Odetics Inc. Mr. Astor is currently a director of Triad Technologies Inc. which previously traded on the Vancouver Stock Exchange.

   The directors named above will serve until their successors are elected and qualified. Elections for directors will occur at each annual shareholders' meeting, and may be held at any special meeting of the shareholders called specifically for that purpose. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. No employment agreements currently exist or are contemplated. There is no arrangement or understanding between the director and officer of Texas Scientific and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

   The directors and officers of Texas Scientific will devote their time to Texas Scientific's affairs on an "as needed" basis. As a result, the actual amount of time which each will devote to Texas Scientific's affairs is unknown and is likely to vary substantially from month to month.

                             EXECUTIVE COMPENSATION

   No officer or director has received any remuneration from Texas Scientific. Although there is no current plan in existence, it is possible that Texas Scientific will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Texas Scientific's business plan. Texas Scientific has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Texas Scientific has no employment contract or compensatory plan or arrangement with any executive officer of Texas Scientific. The Director currently does not receive any cash compensation from Texas Scientific for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of May 31, 1999, Texas Scientific's outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Texas Scientific to own beneficially, more than 5% of Texas Scientific's common stock, and the shareholdings of all executive officers and directors as a group.

                                                                     Percentage
                                                             Shares  of Shares
Name                                                          Owned    Owned
----                                                         ------- ----------
D. Bruce Horton, President, Director........................ 500,000     20%
 303-543 Granville Street Vancouver, B.C. V6C 1X8
Myrna Crawford.............................................. 200,000      8%
 1038 Seventh Avenue, #PH2 Vancouver, B.C. V6H1B3
Catchan Holdings Inc. ...................................... 200,000      8%
 c/o Canacccord Capital Corp. 2200-609 Granville Street
  Vancouver, B.C. V7Y 1H2
Arlene Anderson............................................. 200,000      8%
 8 Faussett Street Albert Park, VIC Australia 3206
Frank A. Roberts............................................ 200,000      8%
 210-580 Hornsby Street Vancouver, B.C. V6C 3B6
Moorgate Management, Inc. .................................. 200,000      8%
 212-7150 Adera Street Vancouver, B.C. V6P 5C4
Bryan Dear.................................................. 200,000      8%
 4038-21st Avenue West Vancouver, B.C. V6S 1H9
Deutsche Group A.G. ........................................ 200,000      8%
 Juris Building P.O. Box 489 Charles Town Nevis, West Indies
Trevi Development S.A. ..................................... 200,000      8%
 Sea Meadow House Blackburne Highway Box 116 Road Town
  Tortola, BVI
Corrida Trading Ltd. ....................................... 200,000      8%
 Temple Building P.O. Box 228 Providenciales Turks & Caicos
  Islands
Northeastern Resources Group................................ 200,000      8%
 Temple Building P.O. Box 62 Providenciales Turks & Caicos
  Islands
All executive officers & directors as a group (1
 individual)................................................ 500,000     20%

   All shares are held of record and each record shareholder has sole voting and investment power. Texas Scientific knows of no one who has the right to acquire beneficial ownership in Texas Scientific common stock. Other than the sale of Texas Scientific stock contemplated by this prospectus, there are no arrangements known to Texas Scientific the operation of which may at a subsequent date result in a change of control of Texas Scientific.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   No director, executive officer or nominee for election as a director of Texas Scientific, and no owner of five percent or more of Texas Scientific's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000. David R. Mortenson and John T. Bauska, the initial shareholders, are, respectively, the principal of and an investor-participant in David R. Mortenson & Associates, the licensor of Texas Scientific's right to distribute and produce the Biocatalyst oxygen-enriched water product. Mr. Mortenson and Mr. Bauska were previously directors of Texas Scientific, and the president and secretary-treasurer, respectively. They are no longer directors, officers or shareholders of Texas Scientific. If Texas Scientific succeeds in implementing its business plan, Texas Scientific will make payments to David R. Mortenson & Associates in the future that will exceed $60,000, although the resulting benefits to Mr. Beehner and Mr. Mortenson may not individually exceed $60,000.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   Texas Scientific's bylaws provide that Texas Scientific will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Texas Scientific, absent a finding of negligence or misconduct in the performance of duty.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Texas Scientific pursuant to the forgoing provisions, Texas Scientific has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                         INDEX TO FINANCIAL STATEMENTS

                             TEXAS SCIENTIFIC, INC.
                         (A Development Stage Company)

Independent Auditor's Report.......................................        F-2
Balance Sheet as of May 31, 1999...................................        F-3
Statement of Operations from April 2, 1999 (Date of Inception) to
 May 31, 1999......................................................        F-4
Statement of Cash Flows from April 2, 1999 (Date of Inception) to
 May 31, 1999......................................................        F-5
Statement of Stockholders' Equity from April 2, 1999 (Date of
 Inception) to May 31, 1999........................................        F-6
Notes to the Financial Statements.................................. F-7 to F-8

                          Independent Auditor's Report

To the Board of Directors
Texas Scientific Inc.
(A Development Stage Company)

   We have audited the accompanying balance sheet of Texas Scientific Inc. (A Development Stage Company) as of May 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from April 2, 1999 (Date of Inception) to May 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Texas Scientific Inc. (A Development Stage Company), as of May 31, 1999, and the results of its operations and its cash flows for the period from April 2, 1999 (Date of Inception) to May 31, 1999, in conformity with U.S. generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Elliott Tulk Pryce Anderson
                                              Chartered Accountants

Vancouver, Canada
July 16, 1999

                             TEXAS SCIENTIFIC INC.

                         (A Development Stage Company)
                                 Balance Sheet
                          (expressed in U.S. dollars)

                                                                       May 31,
                                                                        1999
                                                                          $
                                                                       -------
                                ASSETS
License (Note 3)......................................................  2,000

Organizational costs..................................................    689
                                                                        -----
                                                                        2,689
                                                                        =====
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities...................................................    --
                                                                        -----
Contingent Liability (Note 1).........................................

Stockholders' Equity

Common Stock, 25,000,000 shares authorized with a par value of
 $.001; 2,500,000 shares issued and outstanding.......................  2,689

Deficit Accumulated During the Development Stage......................    --
                                                                        -----
                                                                        2,689
                                                                        -----
                                                                        2,689
                                                                        =====



   (The accompanying notes are an integral part of the financial statements)

                             TEXAS SCIENTIFIC INC.

                         (A Development Stage Company)
                            Statement of Operations
                          (expressed in U.S. dollars)

                                                              From April 2, 1999
                                                                   (Date of
                                                              Inception) to May
                                                                   31, 1999
                                                                      $
                                                              ------------------
   Revenues..................................................        --
                                                                     ---
   Expenses..................................................        --
                                                                     ---
   Net Loss..................................................        --
                                                                     ---



   (The accompanying notes are an integral part of the financial statements)

                             TEXAS SCIENTIFIC INC.

                         (A Development Stage Company)
                            Statement of Cash Flows
                          (expressed in U.S. dollars)

                                                             From April 2, 1999
                                                                  (Date of
                                                             Inception) to May
                                                                  31, 1999
                                                                     $
                                                             ------------------
Cash Flows to Operating Activities
  Net loss..................................................         --
                                                                   -----
Net Cash Used by Operating Activities.......................         --
                                                                   -----
Cash Flows from Financing Activities
  Increase in shares issued.................................         500
                                                                   -----
Net Cash Provided by Financing Activities...................         500
                                                                   -----
Cash Flows to Investing Activities
  Increase in organizational costs..........................        (500)
                                                                   -----
Net Cash Used in Investing Activities.......................        (500)
                                                                   -----
  Change in cash............................................         --
  Cash--beginning of period.................................         --
                                                                   -----
  Cash--end of period.......................................         --
                                                                   =====
Non-Cash Financing Activities
  A total of 2,000,000 shares were issued at
   a fair market value of $0.001 per share for
   the acquisition of a License (Note 3)....................       2,000
  Organization costs paid for by a director for no
   consideration treated as additional paid in capital......         189
                                                                   -----
                                                                   2,189
                                                                   =====
Supplemental Disclosures
  Interest paid.............................................         --
  Income tax paid...........................................         --

   (The accompanying notes are an integral part of the financial statements)

                             TEXAS SCIENTIFIC INC.

                         (A Development Stage Company)
                       Statement of Stockholders' Equity
             From April 2, 1999 (Date of Inception) to May 31, 1999
                          (expressed in U.S. dollars)

                                                                      Deficit
                                                                    Accumulated
                                                     Common Stock   During the
                                                   ---------------- Development
                                                    Shares   Amount    Stage
                                                       #       $         $
                                                   --------- ------ -----------
Balance--April 2, 1999 (Date of Inception)........       --    --
  Stock issued for $500 of organizational
   expenses.......................................   500,000   500
  Additional paid in capital for organizational
   expenses incurred by a director on behalf of
   the Company....................................       --    189
  Stock issued for "The Biocatalyst License" at a
   fair market value of $0.001 per share.......... 2,000,000 2,000
  Net loss for the period.........................                      --
                                                   --------- -----      ---
Balance--May 31, 1999............................. 2,500,000 2,689      --
                                                   ========= =====      ===


   (The accompanying notes are an integral part of the financial statements)

                             TEXAS SCIENTIFIC INC.

                         (A Development Stage Company)
                       Notes to the Financial Statements
                          (expressed in U.S. dollars)

1. Development Stage Company

   Texas Scientific Inc. herein (the "Company") was incorporated in the State of Nevada, U.S.A. on April 2, 1999. The Company has acquired a license to market and distribute a product as discussed in Note 3.

   In a development stage company, management devotes most of its activities to establishing these new businesses. Planned principal activities have not yet begun nor produced any revenues. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and develop a market for its products.

2. Summary of Significant Accounting Policies

      (a) Year end

          The Company's fiscal year end is May 31.

      (b) Licenses

          Costs to acquire licenses are capitalized as incurred. These costs will be amortized on a straight-line basis over their remaining estimated useful lives upon the licenses becoming commercially viable or written-off to operations if the licenses do not become commercially viable.

      (c) Cash and Cash Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

      (d) Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

3. License

   On April 5, 1999 the Company acquired a license for a product called Biocatalyst. The Company has the exclusive right to distribute and market the product under a private label in the State of Texas for a period of three years expiring April 5, 2002. Biocatalyst is an oxygen enriched water product used to enhance the growth of microbes in soils located underwater. The Company issued 2,000,000 shares at a fair market value of $.001 or $2,000. The shares were issued to the licensor who are members of a partnership and whose general partner is also a director and officer of the Company. Once the Company purchases a minimum of 5,000 gallons of product for a minimum period of six consecutive months, then a license will be granted to the Company to produce the product in a location to be mutually agreed upon. A producer license will also be granted if the Company can demonstrate its financial capability, pay the licensor a one-time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and pay minimum annual royalties of $20,000. If no producing license is granted then the Company is committed to purchase a minimum amount of product during each of the first two years of its license. At current prices, the Company would have to purchase approximately 62,500 gallons of Biocatalyst by April 25, 2000, and a further 87,500 gallons by April 25, 2001 to retain its license. The Company has the option to renew the license for an additional three years.

                             TEXAS SCIENTIFIC INC.

                         (A Development Stage Company)
                 Notes to the Financial Statements--(continued)
                          (expressed in U.S. dollars)

4. Related Party Transaction

   The License referred to in Note 3 was sold to the Company by a partnership whose general manager is the President of the Company and a director for consideration of 2,000,000 shares for total fair market consideration of $2,000. These shares were paid evenly to the ten partners.

5. Uncertainty Due to the Year 2000 Issue

   The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                                   Prospectus

                                        , 1999

                             TEXAS SCIENTIFIC, INC.

                        543 Granville Street, Suite 303
                  Vancouver, British Columbia V6C 1X8, CANADA
                                 (604) 683-2888

                        2,500,000 Shares of Common Stock
                       to be sold by current shareholders

   Texas Scientific has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Texas Scientific have not changed since the date hereof.

   Until                  , 1999 (90 days after the date of this prospectus),
all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

   SEC registration fee................................................ $    35
   Printing and engraving expenses.....................................   5,000
   Attorneys' fees and expenses........................................   9,000
   Accountants' fees and expenses......................................   1,500
   Transfer agent's and registrar's fees and expenses..................     500
   Miscellaneous.......................................................     965
                                                                        -------
     Total............................................................. $17,000
                                                                        =======

Item 14. Indemnification of Directors and Officers.

   Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

   The bylaws of Texas Scientific, filed as Exhibit 3.2, provide that Texas Scientific will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Texas Scientific, absent a finding of negligence or misconduct in office. Texas Scientific's Bylaws also permit Texas Scientific to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Texas Scientific has the power to indemnify such person against liability for any of those acts.

Item 15. Recent Sales of Unregistered Securities.

   Set forth below is information regarding the issuance and sales of Texas Scientific's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     (a) On April 2, 1999, Texas Scientific issued 500,000 shares of common stock to two shareholders in satisfaction of certain organizational costs (approximately $500) and activities performed by the shareholders. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to the shareholders being Texas Scientific's founders and serving as its initial management, and the limited number of investors
  (two).

     (b) On April 28, 1999, Texas Scientific issued a total of 2,000,000 shares of common stock to ten shareholders, one of whom is the general partner of, and nine of whom are investor participants in, the licensor of Texas Scientific's Biocatalyst rights. The issuance was compensation for the license of the Biocatalyst rights. The issuance of the common stock was exempt from registration under Rule 504 of Regulation D and section 3(b) of the Securities Act of 1933, as amended. Texas Scientific's shares were valued at $0.001 per share, and they were issued to accredited investors according to an exemption from registration under Texas law that permits general solicitation and general advertising so long as sales are made only to accredited investors. If the exemption under Rule 504 of Regulation D is not available, Texas Scientific believes that the issuance was also exempt under Rule 506 of Regulation D and Sections 3(b) and 4(2) under the Securities Act of 1933, as amended, due to limiting the manner of the offering, promptly filing notices of sales, and limiting the issuance of shares to a small number of accredited investors (ten).

Item 16(a). Exhibits.

 Exhibit
 Number  Name                                                               Page
 ------- ----                                                               ----
  3.1    Articles of Incorporation........................................
  3.2    Bylaws...........................................................
  5.1    Opinion re: Legality.............................................
 10.1    License Agreement................................................
 10.2    Amendment No. 1 to License Agreement.............................
 23.1    Consent of Independent Auditors..................................
 23.2    Consent of Counsel (see Exhibit 5.1).............................
 27.1    Financial Data Schedule..........................................

Item 16(b). Financial Statement Schedules.

   As of May 31, 1999, Texas Scientific:

  .  has no valuation or qualifying accounts

  . does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein

  .  has no subsidiaries

  .  has no investments in mortgage loans on real estate.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, CANADA, on August 4, 1999.

                                          TEXAS SCIENTIFIC, INC.

                                                  /s/ D. Bruce Horton
                                          By __________________________________
                                                      D. Bruce Horton
                                                       Its President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       /s/ D. Bruce Horton                President, Director       August 4, 1999
______________________________________
           D. Bruce Horton

                               INDEX TO EXHIBITS

 Exhibit
 Number  Name
 ------- ----
  3.1    Articles of Incorporation
  3.2    Bylaws
  5.1    Opinion re: Legality
 10.1    License Agreement
 10.2    Amendment No. 1 to License Agreement
 23.1    Consent of Independent Auditors
 23.2    Consent of Counsel (see Exhibit 5.1)
 27.1    Financial Data Schedule